Exhibit 99.1

bompani audit	00153 ROMA Piazza Albania, 10 Tel. 06 57264302 Fax 06 57250015 e-mail: roma@bompaniaudit.com www.bompaniaudit.com Wide Certificate ISO 9001: 2008 n. 9175.bomp

To the Director of
Conte Rosso & Partners S.r.l. (formerly All Real Estate S.r.l.)
Rome, Italy

We have audited the accompanying consolidated balance sheets of Conte Rosso & Partners S.r.l. (formerly All Real Estate S.r.l.), an Italian corporation, expressed in euros as of December 31, 2010 and 2011 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2010 and 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Conte Rosso & Partners S.r.l. (formerly All Real Estate S.r.1.) as of December 31, 2010 and 2011 and the results of its operations and its cash flows for the years ended December 31, 2010 and 2011 in conformity with accounting principles generally accepted in the United States of America.

The above financial statements and the accompanying notes have been restated to include those adjustments and additional information which the Company's management considered necessary to comply with the comments illustrated in the letter dated April 3, 2013 issued by the United States Securities and Exchange Commission.

/s/ BOMPANI AUDIT S.r.l.

Rome, Italy
May 30, 2013

bompani audit s.r.l.

Society di revisione cd organizzazione conlabile
Iscritta alfAlbo Consob e al Registro del Revisori Contabili, associate Assirevi
Capitale Socials € 52.000,00 - Codice Fiscale e Parilta IVA 01683620480 - Reg. Soc. Trib. di Firenze 28874 - REA 287285
Rome, Milano, Firenze, Torino e Viareggio

 Member Firm di Kreston International
organizzazione internazionaie di society di revisions e studi professionail indipendenti presents in 92 pacsi con 602 Lad ed una slrutlura di circa 20.000 porsene

CONTE ROSSO & PARTNERS, S.R.L.

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2011 & 2010

€’000

	December 31, 2011 Audited	December 31, 2010 Audited
Assets
Current Assets:
Cash and cash equivalents	€312	€205
Net receivables	3,194	2,931
Related party receivables	1,432	1,820
VAT Tax receivables	2,565	1,537
Advance payment on purchase and other current assets	150	2,758
Available for sale assets	57,153	63,839
Total current assets	64,806	73,090
Non - Current Assets:
Net properties, plant and equipment (Including Capital leased Properties € 38,082 and € 37,819 respectively)	67,097	41,954
Goodwill	1,541	1,541
Other non-current assets	342	30
Total Non-Current Assets	68,980	43,525

Total Assets	€133,786	€116,615
Liabilities and Stockholders' Equity
Current liabilities:
Bank overdrafts	€2,890	€6,439
Current maturities of long term loans and capital lease	9,276	2,866
Trade payables	8,300	3,180
Related parties payables	25	470
Others current liabilities	1,697	3,632
Available for sale liabilities	42,294	44,984
Total current Liabilities	64,482	61,571
Non - current liabilities:
Long term loans and capital leases	43,369	29,849
Shareholder's loans	219	21,348
Other non-current liabilities	652	70
Total non - current Liabilities	44,240	51,267
Stockholders' Equity
Common stocks	98	98
Additional Paid in Capital	25,905	-
Retained earnings (accumulated loss)	(936)	3,337
Equity attributable to owners of Conte Rosso & Partners, S.r.l.	25,067	3,435
Non-Controlling interests in the consolidated subsidiaries	(3)	342
Total Stockholders' Equity	25,064	3,777
Total Liabilities and Stockholders' Equity	€133,786	€116,615

2

CONTE ROSSO & PARTNERS, S.R.L.

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS
ENDED DECEMBER 31, 2011 & 2010

€’000

	December 31, 2011 Audited	December 31, 2010 Audited
Revenue from operations	€4,747	€3,404
Direct operating and selling, general and administrative costs
Direct operating costs	1,514	605
Selling, general and administrative costs	1,409	729
Amortization and depreciation	2,725	1,339
Total direct operating, selling, and administrative costs	5,648	2,672
Operating Profit/(Loss)	(901)	732
Interest expenses	2,851	2,295
Other income	1,156	573
Gain on business combination (bargain purchase)	2,476	5
Gain on business combination (bargain purchase)	2,476	5
Loss from continuing operations, before income taxes	120	985
Income taxes	4	160
Loss from continuing operations, net of income taxes	124	1,145
Net loss from operations of discontinued operations, after taxes	4,774	2,321
Net income on disposal of discontinued operations, after taxes	118	-
Net loss from discontinued operations	4,656	2,321
Consolidated net loss for the period	4,780	3,466
Less net loss attributable to non-controlling interests in the consolidated subsidiaries	742	201
Net loss attributable to owners of Conte Rosso & Partners S.r.l.	€4,038	€3,265

3

CONTE ROSSO & PARTNERS, S.R.L.
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2011 & 2010

€’000

	December 31, 2011	December 31, 2010
	Audited	Audited
Cash Flows from Operating Activities
Net loss	€(4,780)	€(3,466)
Net loss from operations of discontinued operations	4,774	2,321
Net gain from discontinued operations	(118)	-
Net Income/(loss) from continuing operations	(124)	(1,145)
Depreciation and amortization of non-current assets	2,725	1,339
Other non-cash adjustments	1,815	51
Cash flows from operations before changes in assets and liabilities	4,416	245
Changes in assets and liabilities
Change in trade receivables	(613)	(1,364)
Change in related parties receivables	389	-
Change in other receivables	350	1,130
Change in advance payment on purchase of properties	2,756	(825)
Change in other assets	(452)	10
Change in trade payables	5,120	(127)
Change in related parties payables	(445)	(20)
Change in other payables	352	(5)
Change in VAT taxes	(1,351)	117
Change in other liabilities	(1,328)	2,265
Net cash provided by Operating Activities of discontinued operations	1,483	4,753
Net cash provided by/(used in) Operating Activities (A)	10,677	6,179
Cash Flows from Investing Activities
Purchases of intangible assets	(9)	-
Payment for purchase of properties, plant and equipment	(27,870)	(2,643)
Proceeds from sale of associates and other company	6	6
Other investing change	(693)	(10)
Net cash provided by/(used in) investing activities of discontinued operations	1,686	(17,600)
Net cash used in investing activities (B)	(26,880)	(20,247)
Cash Flows from Financing Activities
Net reimbursements/borrowings from bank overdrafts	(3,549)	2,304
Net proceeds from issuance of long-term debt	17,241	14,582
Net proceeds from issuance/(repayment of) shareholders loan	4,939	(642)
Net cash used in financing activities of discontinued operations	(2,321)	(2,670)
Net cash provided by Financing Activities (C )	16,310	13,574
Net Increase/(decrease) in Cash and Cash Equivalents (A+B+C+D)	107	(494)
Cash and cash equivalents at beginning of the year	205	699
Cash and cash equivalents at end of the year	€312	€205

4

CONTE ROSSO & PARTNERS, S.R.L.

AUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

€’000

	Common Stocks		Additional Paid in	Retained	Equity attributable to non-controlling	TOTAL
	Stocks	Amount	Capital	earnings	Interests	EQUITY
Balance at January 1, 2010	No. 1	€98	-	€6,538	€959	€7,595
Net loss for the year	-	-	-	(3,264)	(201)	(3,465)
Transactions with owners	-	-	-	-	-	-
Shareholders' equity-reimbursement	-	-	-	(330)	-	(330)
Changes in percentage of controlling interests	-	-	-	393	(416)	(23)
Balance at December 31, 2010	No. 1	€98		€3,337	€342	€3,777
Net loss for the year	-	-	-	(4,038)	(742)	(4,780)
Transactions with owners	-	-	-	-	-	-
Forgiveness of shareholder loan payable	-	-	25,905	-	-	25,905
Changes in percentage of controlling interests	-	-	-	(235)	397	162
Balance at December 31, 2011	No. 1	€98	€25,905	€(936)	€(3)	€25,064

5

CONTE ROSSO & PARTNERS, S.R.L.

Notes to the Audited Consolidated Financial Statements

As of December 31, 2011 and 2010

(Euros, amounts in thousands, unless otherwise indicated)

1.	Organization

Conte Rosso & Partners S.r.l. (formerly “All Real Estate S.r.l. – “CR&P” or “the Company” or “the Group”) is a company incorporated in Italy. Operations are carried out through CR&P and its subsidiary companies, and mainly consist of investments in the hospitality business.

As of December 31, 2011 the consolidated operating subsidiaries are the following:

	%	% voting		Principal
Subsidiaries	ownership	capital	Location	activity

8 + 23 Immobiliare, S.r.l.	96.00	96.00	Italy	Real estate

Antonio, S.r.l.	90.00	90.00	Italy	Real estate

Aral Immobiliare, S.r.l.	100.00	100.00	Italy	Real estate

Aros, S.r.l.	95.00	95.00	Italy	Real estate

Bruno Buozzi Immobiliare, S.r.l.	100.00	100.00	Italy	Real estate

Carciano Immobiliare S.r.l.	95.10	95.10	Italy	Real estate

Enital, S.r.l.	50.00	50.00	Italy	Power & petrochemical

Galzignano Terme Golf & Resort, S.p.A.	97.25	97.25	Italy	Investment company

Investimenti Immobiliari, S.r.l.	95.00	95.00	Italy	Real estate

Investimenti Industriali Triestini, S.r.l.	50.00	50.00	Italy	Real estate

Preneste Real Estate, S.r.l.	100.00	100.00	Italy	Real estate

Primesint, S.r.l.	70.00	70.00	Italy	Real estate

Ripa Hotel & Resort, S.r.l.	100.00	100.00	Italy	Hospitality business

Terme di Galzignano, S.p.A.	97.25	97.25	Italy	Hospitality business

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2.	Summary of significant accounting policies

Basis of consolidation

All majority-owned subsidiaries in which CR&P has both voting share and management control are consolidated. All significant intercompany accounts and transactions are eliminated. Subsidiaries over which control is achieved through other means, such as stockholders agreement, are also consolidated even if less than 51% of voting capital is held. The equity attributable to non-controlling interests in subsidiaries is shown separately in the consolidated financial statements.

Basis of presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Euro is the functional currency of all companies included in these consolidated financial statements.

The amounts presented have been rounded to the nearest thousand.

Restatement

We have made changes to the balance sheets, statement of operations and cash flow statements to correct our presentation to comply with Generally Accepted Accounting Principles. None of these changes are material and the net effect is not material to the financial statements.

Additionally, we added and changed our footnotes to comply with Generally Accepted Accounting Principles. None of these changes are material and the net effect is not material to the financial statements.

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Fair value

We disclose the fair value of our financial assets and liabilities based on observable market information where available, or on market participant assumptions. These assumptions which are subjective in nature involve matters of judgment, and, therefore, fair values cannot always be determined with precision. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). ”US GAAP” establishes a valuation hierarchy for prioritizing the inputs and the hierarchy places greater emphasis on the use of observable market inputs and less emphasis on unobservable inputs. When determining fair value, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of the hierarchy are as follows:

Level One—Fair values based on unadjusted quoted prices in active markets for identical assets and liabilities;

Level Two—Fair values based on quoted market prices for similar assets and liabilities in active markets, quoted prices in inactive markets for identical assets and liabilities, and inputs other than quoted market prices that are observable for the asset or liability;

Level Three—Fair values based on inputs that cannot be corroborated by observable market data and reflect the use of significant management judgment. Valuation techniques could include the use of discounted cash flow models and similar techniques.

We utilize the market approach and income approach for valuing our financial instruments. The market approach utilizes prices and information generated by market transactions involving identical or similar assets and liabilities and the income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). For instances in which the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the classification of fair value assets and liabilities within the fair value hierarchy.

The carrying values of cash equivalents, accounts receivable, financing receivable – current, accounts payable and current maturities of long-term debt approximate fair value due to the short-term nature of these items and their close proximity to maturity

Acquisitions

Assets acquired and liabilities assumed in business combinations are recorded on our consolidated balance sheets as of the respective acquisition dates based upon their estimated fair values at such dates.

The results of operations of businesses acquired by us have been included in the consolidated statements of income (loss) since their respective dates of acquisition. In certain circumstances, the purchase price allocations are based upon preliminary estimates and assumptions. Accordingly, the allocations are subject to revision when we receive final information, including appraisals and other analyses. There were no contingent payments, options, or commitments specified in any of our acquisition agreements.

Cash and cash equivalents

Cash and cash equivalents comprise cash balances, cash on current accounts with banks, bank deposits and other highly liquid short-term investments with original maturities of less than three months.

Accounts receivable

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms, without discounts. The Company periodically evaluates the collectability of its accounts receivable and considers the need to record or adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. The Company has determined that as of December 31, 2011 and 2010

€ 0 and € 70,000 respectively, is the allowance for doubtful accounts required. The Company does not require collateral to support customer receivables.

8

Investments

Investments in unconsolidated affiliates over which we exercise significant influence, but do not control, including joint ventures, are accounted for using the equity method.

Investments in unconsolidated affiliates over which we are not able to exercise significant influence are accounted for under the cost method.

Property, plant and equipment

Property, plant and equipment are stated at acquisition cost less accumulated depreciation and adjustments for impairment losses. Property, plant and equipment also include assets under construction and plant and equipment awaiting installation.

Subsequent expenditures are capitalized only when they increase the future economic benefits embodied in an item of property, plant and equipment. All other expenditures are recognized as expenses in the consolidated statement of income as incurred.

Capitalization ceases when construction is interrupted for an extended period or when the asset is substantially complete.

Depreciation is charged on a straight-line basis over the estimated remaining useful lives of the individual assets.

Depreciation commences from the time an asset is put into operation. Depreciation is not charged on assets to be disposed of or on land. The range of the estimated useful lives is as follows:

-	Buildings and constructions: 33 years

-	Machinery and equipment: 2-20 years

-	Others: 5 years

Long-Lived Assets

We evaluate the carrying value of our long-lived assets for impairment by comparing the expected undiscounted future cash flows of the assets to the net book value of the assets when events or circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the expected undiscounted future cash flows are less than the net book value of the assets, the excess of the net book value over the estimated fair value will be charged to earnings.

Fair value is based upon discounted cash flows of the assets at a rate deemed reasonable for the type of asset and prevailing market conditions, appraisals, and, if appropriate, current estimated net sales proceeds from pending offers.

We evaluate the carrying value of our long-lived assets based on our plans, at the time, for such assets and such qualitative factors as future development in the surrounding area and status of expected local competition.

Assets and liabilities held for sale

In connection with the strategy of building the portfolio of real estate and hotel investments in the periods presented we entered into various negotiations with potential purchasers to sell properties. These sales are expected to be concluded in the near future.

The Company has assessed that the potential realizable value of these assets at the market value are higher than the net asset carrying value and accordingly no impairment has been recorded.

Goodwill and Other Intangible Assets

We evaluate goodwill for impairment on an annual basis, and do so during the last month of each year using balances as of the end of September and at an interim date if indications of impairment exist. Goodwill impairment is determined by comparing the fair value of a reporting unit to its carrying amount in a two-step process with an impairment being recognized only where the fair value is less than carrying value. We define a reporting unit at the individual property level.

9

When determining fair value in step one, we utilize internally developed discounted future cash flow models, third party appraisals and, if appropriate, current estimated net sales proceeds from pending offers. Under the discounted cash flow approach we utilize various assumptions, including projections of revenues based on assumed long-term growth rates, estimated costs and appropriate discount rates based on the weighted-average cost of capital. The principal factors used in the discounted cash flow analysis requiring judgment are the projected future operating cash flow, the weighted-average cost of capital and the terminal value growth rate assumptions. The weighted-average cost of capital takes into account the relative weights of each component of our capital structure (equity and long-term debt) and is determined at the reporting unit level. Our estimates of long-term growth and costs are based on historical data, various internal estimates and a variety of external sources, and are developed as part of our routine, long-term planning process. We then compare the estimated fair value to our carrying value.

If the carrying value is in excess of the fair value, we must determine our implied fair value of goodwill to measure if any impairment charge is necessary. The determination of our implied fair value of goodwill requires the allocation of the reporting unit’s estimated fair value to the individual assets and liabilities of the reporting unit as if we had completed a business combination.

We perform the allocation based on our knowledge of the reporting unit, the market in which they operate, and our overall knowledge of the hospitality industry.

Leasing

All lease agreements of the Company and its subsidiaries as lessees are accounted for as capital leases. The Company recognizes the asset and associated liability on its balance sheet. Capital leases are capitalized at the beginning of the lease at the lower of the fair value of the leased property and the present value of minimum lease payments. Each installment of the lease is apportioned between the liability and finance charges so as to achieve an equal reduction in capital due for each payment made at constant rate on the remaining financial balances.

Derivative financial instruments

The Company uses derivative financial instruments principally for the management of exposure to variable interest rates on long-term financing. All derivative financial instruments are classified as assets or liabilities and are accounted for at trade date. The Company measures all derivative financial instruments based on fair values derived from market prices of the instruments. Changes in the fair value of a derivative that is significant and that is designated and qualifies as a fair value hedge, along with the loss or gain on the hedged asset or liability, are recorded in the income statement.

As of December 31, 2011 there is only one derivative instrument hedging the risk of variable interest rates (an “interest rate cap”), the notional amount is €4 million. This derivative instrument hedges the risk from change of interest rate on a mortgage loan facility with “bullet” repayments originally of € 8 million of which € 6.6 million is outstanding and included on the consolidated balance sheet as of December 31, 2011as an available-for-sale asset.

The change in fair value of this derivative instrument over the period January 1, 2010 to December 31, 2011 is negligible and, therefore, no impact has been reflected on the CR&P consolidated income statements.

Shareholders loans

Shareholders loans to the Group are all non-interest bearing. Italian law provides that the shareholders loans to a corporation ("S.r.l.") are not preferred and their repayment is subordinated to other categories of debt. As a result all shareholder loans are classified as non-current liabilities.

Stockholder’s Equity

The share capital is one share, fully paid €98,000. Mr. Antonio Conte and Ms. Maddalena Olivieri each contributed 50% of the share capital of CR&P. In accordance with Italian law, this share is registered with the Register of Companies at the Italian Chamber of Commerce. In the last quarter of 2011, Mr. Conte waived repayment of a shareholder’s loan of € 25.9 million, which consequently has been recognized as Additional Paid-In Capital.

10

Revenue Recognition

Our revenues are derived from rent we receive according to rental agreements that we have in place with a Hotel Management Company. The majority of our rent is fixed and payable monthly. We recognize additional revenues that are variable based on a percentage of the operating profit of our rented hotels. The recognition of the additional revenues occurs as soon as the Hotel Management Company provides us with the final figures for the operating profit (such figures are to be provided by the end of February of the subsequent fiscal year). If 75% of the actual operating profit exceeds the amount of the fixed rent for the completed fiscal year, then the Hotel Management Company is required to pay to us an amount equal to such difference by the end of March of the subsequent fiscal year, and, from an accounting point of view, we add this amount to the revenues derived from the fixed rent for the completed fiscal year.

Taxes

Income taxes

We account for income taxes to recognize the amount of taxes payable or refundable for the current year and the amount of deferred tax assets and liabilities resulting from the future tax consequences of differences between the financial statements and tax basis of the respective assets and liabilities. We recognize the financial statement effect of a tax position when, based on the technical merits of the uncertain tax position, it is more likely than not to be sustained on a review by taxing authorities. These estimates are based on judgments made with currently available information. We review these estimates and make changes to recorded amounts of uncertain tax positions as facts and circumstances warrant.

3.	Related parties receivables and payables

Related parties receivables and payables relate to the CEO and shareholder, Mr. Antonio Conte, both directly and indirectly.

The amount shown as available-for-sale assets contains as of December 31, 2011 contains an interest-free loan to Mr. Antonio Conte, given to complete certain acquisitions, and which is repayable in 32 monthly installments. The amount outstanding of this loan is €3.1 million.

The amount shown as receivables for 2010 relates primarily to collateral given to banks for the benefit of Mr. Conte. During 2011 the loans were repaid and collateral has been released.

4.	Advance payment on purchase and other current assets

Advance payments are primarily deposit paid in connection with real estate being acquired as detailed in the table below.

Other current assets (continuing operations):

	December 31, 2011	December 31, 2010
Terme di Galzignano golf, building, plant and equipment	-	2,756
Other current assets	150	2
Total	€150	€2,758

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5.	Available-for-sale assets

The following are the real estate assets held for resale:

	December 31, 2011	December 31, 2010
Assets held for sale
Roma - Via Bruxelles, building	€3,235	€3,235
Anzio (RM) - Loc. via della Cannuccia, building	2,428	2,428
Todi (PG), Fraz. Rapaioli, building	-	300
Pisa, via San Martino, building	2,700	2,700
Pisa, via Gereschi, building	-	1,427
Petrochemical and Power Plant	14,284	15,024
Porto Cervo (OT), Sardinia, building	833	833
Porto Rotondo (OT), Sardinia, building	421	421
Fregene (RM), Via Capo D’Orlando, building	1,456	1,456
Trieste – Loc. Villa Opicina, Industrial building	2,523	2,523
Milano, Via Azario, building	7,205	6,708
Less accumulated depreciation	(200)	(499)
Other available-for-sale-assets	22,268	27,283
Total	€57,153	€63,839

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6.	Property, plant and equipment

Property, plant and equipment related to continuing operations is as follows:

	December 31, 2011	December 31, 2010
Property, plant and equipment
Hotel Ripa building, plant and equipment	€41,623	€41,646
Terme di Galzignano golf, building, plant and equipment	40,420	-
Via Buozzi, Rome, building	3,300	3,240
San Giuliano Milanese (Milan), Via Benaco, building	550	550
Other properties, plant and equipment	1,259	86
Less accumulated depreciation	(20,055)	(3,568)
Total, net	€67,097	€41,954

13

7.	Major acquisitions and divestments

In line with the strategy to expand operations in the hospitality area, on January 1, 2011 the Company acquired 97.25% of Terme di Galzignano S.p.A (“TdiG”). The cost of acquisition of TdiG was €23,266 million. It was paid with cash of €4.90 million and assumption of €18,276 million of debt.

The primary asset of TdiG is a resort spa located in the Euganean Hills, a few miles from Padua. The complex consists of four four-star hotels, a nine hole golf course with putting green, driving range and clubhouse, a revitalizing center and spa, six indoor and outdoor pools, two sports pools, six tennis clay courts, a jogging and shopping center. The complex is surrounded by 350,000 square meters of parkland.

The balance sheet effects of the acquisition are summarized below:

The purchase price allocation for the acquisition of Terme di Galzignano S.p.A. is as follows;

January 1, 2011
Current maturity of long-term debt	€6,539
Long-term debt	11,737
Cash payments	4,990
Total purchase price	€23,266

Allocated to:
Property, plant and equipment	€25,580
Net working capital	1,205
Bank overdrafts	(848)
Provisions	(195)
Gain on bargain purchase	(2,476)
Total	€23,266

The gain of €2,476 million on bargain purchase is recognized in the statement of operations for the year ended December 31, 2011.

14

Divestment of Laudatio, ltd

In order to focus on the strategy of expanding the real estate and hotel businesses, Laudatio Ltd (owner of pleasure boats) was divested to a related party company that is owned by Mr. Antonio Conte, our major shareholder.

The balance sheet effects of this disposal are summarized in the next table:

Balance sheets effects of the divestment of Laudatio Ltd
Inflow of cash and other assets	€830
Net assets divested	(830)
Recognized gain/(loss)	€0

No gain or loss was recognized as the assets and liabilities were divested at cost.

Discontinued operations

In September of 2012, the Company divested all of its non-hotel assets to a related party company controlled by the shareholders. The total assets and liabilities divested are shown as available-for-sale assets and liabilities and discontinued operations, respectively, in the consolidated financial statements as of December 31, 2011 and 2010.

During the fiscal year ended December 31, 2011, we sold certain assets classified as available-for-sale, particularly the Via Gereschi (Pisa) property for a gain of € 23,000, net of taxes, and the Todi (Perugia) property for a gain of € 95,000, net of taxes. These properties were previously classified as Available for Sale. We have no continuing involvement with either property.

15

8.	Goodwill

The Goodwill related to continuing operations is summarized below:

	Owned and leased hotel	Others owned properties	Total
Balance as of January 1, 2010	-	-	-
Goodwill, net	€1,149	€392	€1,541

No Activity during the year

Balance as of December 31, 2010	-	-	-

Goodwill, net	1,149	392	1,541
No Activity during the year

Balance as of December 31, 2011	-	-	-

Goodwill, net	€1,149	€392	€1,541

In the fiscal years ending December 31, 2011 and 2010, the company did not have any new goodwill or any impairment on existing goodwill.

16

9.	Bank overdrafts and Long term debt

Amounts of financial debt due to non-related parties on continuing operations are:

	December 31, 2011	December 31, 2010

Mortgage loan on property	€21,792	€2,471
Leasing	30,853	30,243
Total debt	52,645	32,714
Current portion of Debt	9,276	2,866
Long term debt	€43,369	€29,849
Total debt	52,645	32,714

17

The following tables sets out the main terms and conditions and the outstanding balances as of December 31, 2011 and 2010 of the financial debts:

Outstanding short term borrowings on continuing operations

as of December 31, 2011 and 2010

Company	Type of debt	Object	Collateral	2011	2010
CONTE ROSSO & PARTNERS, S.R.L.	BANK OVERDRAFT	Cash facility	-	€2,018	€5,390
ARAL IMMOBILIARE, S.r.l.	BANK OVERDRAFT	Cash facility	-	-	1,049
TERME DI GALZIGNANO, S.r.l.	BANK OVERDRAFT	Cash facility	-	288	-
TERME DI GALZIGNANO, S.r.l.	BANK OVERDRAFT	Cash facility	-	97	-
TERME DI GALZIGNANO, S.r.l.	BANK OVERDRAFT	Cash facility	-	197	-
TERME DI GALZIGNANO, S.r.l.	BANK OVERDRAFT	Cash facility	-	290	-
			TOTAL	€2,890	€6,439

Outstanding non-current loans

as of December 31, 2011 and 2010

Company	Type of debt	Object	Collateral	Date of signing	Matur. (year)	Interest rate	Install. freq.	Initial capital	Outst. balance as of Dec. 31, 2011	Outst. balance as of Dec. 31, 2010
8 + 23 IMMOBILIARE S.R.L.	Unsecured Loan*	Time sharing - Punta Ala, purchasing	-	01-set-08	5	Variable rate (200 b.p. spread + Euribor 3 mth)	quarterly	€1,500	€1,079	€1,415
CONTE ROSSO & PARTNERS, S.R.L.	Capital Lease	Building purchase	Headquarter property, via B.Buozzi, Rome, Italy	18-lug-11	18	Variable rate (Euribor 3 mth)	monthly	3,300	2,762	-
CONTE ROSSO & PARTNERS, S.R.L.	Unsecured Loan	Cash facility	-	28-dic-11	3	Variable rate (500 b.p. spread + Euribor 3 mth)	monthly	1,000	1,000	-
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	Mortgage Loan*	Building purchase	Building, via Bruxelles, Rome, Italy	15-ott-07	n.a.	n.a.	n.a.	516	516	516
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	Mortgage Loan*	Building purchase	Building, via Bruxelles, Rome, Italy	15-ott-07	n.a.	n.a.	n.a.	207	207	207
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	Mortgage Loan*	Building purchase	Building, via Bruxelles, Rome, Italy	15-ott-07	n.a.	n.a.	n.a.	1,290	1,290	1,290
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	Mortgage Loan*	Building purchase	Building, Villa Opicina (Trieste), Italy	16-mag-08	10	Fixed rate (5.8%)	monthly	2,000	1,412	1,588
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	Mortgage Loan*	Building purchase	Building, Fregene (Rome), Italy	19-lug-07	20	Variable rate (50 b.p. spread + Euribor 3 mth)	monthly	1,000	861	895
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	Unsecured Loan*	Cash facility	-	18-dic-08	4,75	Variable rate (375 b.p. spread + Euribor 1 mth)	half-yearly	2,000	2,470	2,425
ARAL IMMOBILIARE, S.r.l.	Mortgage Loan	Building purchase	Building, Porto Cervo (Olbia), Italy	21-giu-07	10	Variable rate (100 b.p. spread + Euribor 3 mth)	quarterly	650	455	515
BUOZZI IMMOBILIARE, S.r.l.	Mortgage Loan*	Building purchase	Headquarter property, via B.Buozzi, Rome, Italy	29-feb-08	15	Variable rate (150 b.p. spread + Euribor 3 mths)	monthly	2,100	-	1,438
ENITAL S.r.l.	Mortgage Loan*	Building and plant purchase	Petrochemical and energy plant, Livorno, Italy	13-dic-07	13	Variable rate (2.8%)	half-yearly	2,888	1,317	1,224
ENITAL S.r.l.	Mortgage Loan*	Building and plant purchase	Petrochemical and energy plant, Livorno, Italy	13-dic-07	13	Variable rate (2.8%)	half-yearly	3,500	3,611	3,561
PRIMESINT, S.r.l.	Capital Lease	Building purchase	Building, Via Benaco, San Giuliano (Milan), Italy	01-gen-06	15	Variable rate (indexed on the Euribor)	monthly	550	343	362
RIPA HOTEL & RESORT S.r.l.	Capital Lease	Building purchase	Hotel property in Rome, Italy	18-apr-08	20	Variable rate (spread indexed on the IRS + Euribor 3 mth)	monthly	38,730	27,748	29,008
RIPA HOTEL & RESORT, S.r.l.	Mortgage Loan	Building purchase	Bulding, via San Martino, Pisa, Italy	10-ago-06	10	Fixed rate (2.25%)	half-yearly	472	450	478
RIPA HOTEL & RESORT, S.r.l.	Mortgage Loan	Building purchase	Bulding, via San Martino, Pisa, Italy	17-lug-03	15	Fixed rate (2.45%)	half-yearly	720	716	606
RIPA HOTEL & RESORT, S.r.l.	Mortgage Loan	Building purchase	Bulding, via San Martino, Pisa, Italy	17-lug-03	15	Fixed rate (2.45%)	half-yearly	384	378	323
RIPA HOTEL & RESORT, S.r.l.	Mortgage Loan	Building purchase	Bulding, via Gereschi, Pisa, Italy	aug-2006	10	Fixed rate (2.25%)	half-yearly	280	-	267
RIPA HOTEL & RESORT, S.r.l.	Mortgage Loan	Building purchase	Bulding, via Gereschi, Pisa, Italy	aug-2006	15	Fixed rate (2.45%)	half-yearly	335	-	282
LAUDATIO Ltd	Capital Lease*	Boat purchasing	Boat	30-set-09	6	Fixed rate (3.4%)	monthly	1,900	-	873
TERME DI GALZIGNANO, S.r.l.	Mortgage Loan	Building purchase	Hotel property in Galzignano (Padova), Italy	30-dic-03	20	Variable rate (150 b.p. spread + Euribor 3 mth)	half-yearly	20,000	13,793	-
TERME DI GALZIGNANO, S.r.l.	Mortgage Loan ("Bullet" Reimbursement Plan)	Cash facility	Hotel property in Galzignano (Padova), Italy	21-lug-10	2,5	Variable rate (10 b.p. spread + Euribor 6 mth - floor 2,5%)	half-yearly (interests only-based)	5,000	5,000	-
			TOTAL						€65,408	€47,273

(*) Classified as available-for-sale liabilities

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The following table sets out the amounts of the future payments for the next five years, due to the reimbursement plan of the financial debts:

				Installments maturity
Company	Type of debt	Object	Collateral	As of Dec.31, 2012	As of Dec. 31, 2013	As of Dec. 31, 2014	As of Dec. 31, 2015	As of Dec. 31, 2016
8 + 23 IMMOBILIARE S.R.L.	Unsecured Loan*	Time sharing - Punta Ala, purchasing	-	€384	€405	-	-	-
CONTE ROSSO & PARTNERS, S.R.L.	Capital Lease	Building purchase	Headquarter property, via B.Buozzi, Rome, Italy	94	99	103	108	112
CONTE ROSSO & PARTNERS, S.R.L.	Unsecured Loan	Cash facility	-	312	333	355	-	-
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	Mortgage Loan*	Building purchase	Building, via Bruxelles, Rome, Italy	248	268	-	-	-
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	Mortgage Loan*	Building purchase	Building, via Bruxelles, Rome, Italy	207	-	-	-	-
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	Mortgage Loan*	Building purchase	Building, via Bruxelles, Rome, Italy	-	1,290	-	-	-
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	Mortgage Loan*	Building purchase	Building, Villa Opicina (Trieste), Italy	180	190	192	199	204
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	Mortgage Loan*	Building purchase	Building, Fregene (Rome), Italy	36	38	40	42	45
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	Unsecured Loan*	Cash facility	-	515	549	-	-	-
ARAL IMMOBILIARE, S.r.l.	Mortgage Loan	Building purchase	Building, Porto Cervo (Olbia), Italy	58	60	61	64	66
ENITAL S.r.l.	Mortgage Loan*	Building and plant purchase	Petrochemical and energy plant, Livorno, Italy	183	193	203	214	226
ENITAL S.r.l.	Mortgage Loan*	Building and plant purchase	Petrochemical and energy plant, Livorno, Italy	102	104	107	110	113
PRIMESINT, S.r.l.	Capital Lease	Building purchase	Building, Via Benaco, San Giuliano (Milan), Italy	20	21	22	23	24
RIPA HOTEL & RESORT S.r.l.	Capital Lease	Building purchase	Hotel property in Rome, Italy	559	585	612	640	669
RIPA HOTEL & RESORT, S.r.l.	Mortgage Loan	Building purchase	Bulding, via San Martino, Pisa, Italy	-	-	-	-	-
RIPA HOTEL & RESORT, S.r.l.	Mortgage Loan	Building purchase	Bulding, via San Martino, Pisa, Italy	-	-	-	-	-
RIPA HOTEL & RESORT, S.r.l.	Mortgage Loan	Building purchase	Bulding, via San Martino, Pisa, Italy	-	-	-	-	-
RIPA HOTEL & RESORT, S.r.l.	Mortgage Loan	Building purchase	Bulding, via Gereschi, Pisa, Italy	-	-	-	-	-
RIPA HOTEL & RESORT, S.r.l.	Mortgage Loan	Building purchase	Bulding, via Gereschi, Pisa, Italy	-	-	-	-	-
TERME DI GALZIGNANO, S.r.l.	Mortgage Loan	Building purchase	Hotel property in Galzignano (Padova), Italy	1,378	1,379	1,379	1,379	1,379
TERME DI GALZIGNANO, S.r.l.	Mortgage Loan ("Bullet" Reimbursement Plan)	Cash facility	Hotel property in Galzignano (Padova), Italy	5,000	-	-	-	-
			TOTAL	€9,276	€5,514	€3,074	€2,779	€2,838

(*) Classified as available-for-sale liabilities

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The following table sets out the amounts of the assets held and used by capital lease:

	Asset Balances as of	Asset Balances as of
Class of property	December 31, 2011	December 31, 2010

Building	€42,580	€39,280
Boat	-	1,800
Less: accumulated depreciation	(4,498)	(3,261)
Net balance	€38,082	€37,819

The following table sets out the schedule of the undiscounted and discounted future minimum lease payments:

Minimum lease payments (future and net present value)
Fiscal year period ending December 31:
2012	€2,607
2013	2,012
2014	2,012
2015	2,012
2016	2,012
Later years	25,181
Purchase option	12,059
Net minimum lease payments	47,896
Less: Amount representing interest	(17,043)
Present value of net minimum lease payments	€30,853

As of December 31, 2011, there are no unused credit lines.

10.	Shareholder’s loans

In order to strengthen the Group’s capital position and taking into account future financial commitments to enable the real estate investment and development projects to be progressed, in the last quarter of 2011, Mr. Conte waived repayment of a shareholder’s loan of € 25.9 million, which consequently has been recognized as Additional Paid-In Capital.

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11.	Commitments and contingencies

Litigation

The Company and certain subsidiaries are defendants in legal actions in the normal course of business. Based on the advice of legal counsel, management believes that the amounts recognized and recorded as debt provisions or asset negative adjustments are sufficient to cover probable losses in connecti-on with such actions.

The risk provisions or negative adjustments are recognized when in accordance with the opinion of legal counsel the liability is probable and measurable.

12.	Income taxes

Tax losses carryforwards

Under Italian tax law the operating loss carryforwards available for offset against future profits can be used indefinitely. Operating loss carryforwards are only available for offset against national income tax, in the limit of 80% of taxable annual income.

Our operating losses carried forward and available for offset against future profits as of December 31, 2011 and 2010 is € 9,264 and €5,204, respectively.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Components of the Company’s deferred tax asset are as follows as of December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
Deferred tax asset – net operating loss carryovers	€2,548	€1,431
Valuation allowance	(2,548)	(1,431)
Net deferred tax asset	€-	€-

The Company periodically evaluates whether it is more likely than not that it will generate sufficient taxable income to realize the deferred income tax asset. The ultimate realization of this asset is dependent upon the generation of future taxable income sufficient to offset the related deductions. At the present time, management cannot presently determine when the Company will be able to generate sufficient taxable income to realize the deferred tax asset; accordingly, a valuation allowance has been established to offset the asset.

The reconciliation of income tax benefit attributable to continuing operations computed at the Italian statutory tax rates to the income tax benefit recorded is as follows:

	Twelve months ended December 31,
	2011	2010
Income tax at Italian statutory rate of 27.5%	€(1,110)	€(898)
Increase in valuation allowance	1,110	898
Income tax benefit	€-	€-

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13.	Subsequent events

Subsequent to December 31, 2011, the following significant events occurred:

Guinean Energy Enterprises S.A. (Republic of Guinea) incorporation

Guinean Energy Enterprises S.A. was incorporated in April 2012 and the Group has a 95% ownership held through West African Enterprises Ltd, which is wholly owned by the Group.

The Guinean Energy Enterprises S.A. was established to seek to exploit opportunities in the Republic of Guinea and in particular opportunities in oil palm plantations, construction and operation of power plants, real estate development and construction and operation of hotels.

Antonio S.r.l. spin-off

-	It has been decided to split the 90% subsidiary Antonio S.r.l. (“Antonio”) into two entities so that each can focus on its own operations. Antonio will transfer its industrial property assets and operations into a newly created company, CRP Immobiliare S.r.l. (“CRPI”), focused on industrial operations, and will distribute the shares of this new company to the existing shareholders of Antonio on a pro rata basis. Subsequently, Antonio will focus on real estate management.

-	As a result CRPI will acquire total assets with a book value as of December 31, 2011 of €15.15 million and liabilities of €10.12 million. The equity of CRPI (assets less liability transferred) will amount to €5.03 million.

-	Set out below are details of assets and liabilities transferred:

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€’000
TRANSFERRED ASSETS
Tangible assets
Cars	44

Investment in associates and other companies
Comunicazioni Globali S.r.l.	3
Sacomar S.r.l. in liquidazione	5
Investimenti Immobiliari S.r.l.	5
Aros S.r.l.	100
Intermedia Finance S.p.A.	372
Life insurance policy	250

Total Investment in associates and other companies	735

Assets held for resale
Properties held for resale	4,933

Receivables
Receivables from Aral rl	5,464
Receivables from I.IMM.RI SRL	3,757
Receivables from Aros Srl	215
Total receivables	9,436

TOTAL TRANSFERRED ASSETS	15,148
€/000
TRANSFERRED LIABILITIES
Financial debt
Long term debt	1,501
Bank overdraft	496
Total financial debt	1,997

Other current liabilities
Shareholder loans	1,129
Payables to Ripa S.r.l.	475
Payables to Preneste Re srl	5.654
Total other current liabilities	7,258

Other non-curent liabilities
Advance payment on property	169
Notes paybles	700
Total other non-current liabilities	869

TOTAL TRANSFERRED LIABILITIES	10,124

TOTAL TRANSFERRED EQUITY	5,024

-	During 2012 – after the spin-off – there was a sale of participation in Antonio to third parties which will impact the consolidated financial report for the year ended December 31, 2012. In particular, included in the assets held by Antonio is a building located in Via Brussels in Rome which is the subject of litigation. As a result, the Group has benefited in 2012 from the elimination of the associated risk.

In September 2012, the Company divested all of it non-hotel assets to a related party company controlled by the shareholders. The total assets and liabilities divested was € 49.4 million and € 45.8 million respectively.

In November 2012 the Company consummated a share exchange with Southern State Sign Company. The Share Exchange is being accounted for as a reverse merger.  Our consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of both companies, our historical operations and the operations of CR&P from November 1, 2012, the date of the Share Exchange Agreement.

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